Page 1

BY LAWS

OF

MESA RESORT DEVELOPMENT CORPORATION

A TEXAS CORPORATION

ARTICLE I
IDENTIFICATION …………………………………………………………………………… 5
Section 1.01 NAME……………………………………………………… …………… 5
Section 1.02 DESIGNATED OFFICE AND LOCATION……………… …………… 5
Section 1.03 REGISTERED OFFICE…………………………………… …………… 5
Section 1.04 FISCAL YEAR………………………………………………………….. 5
ARTICLE II
SHAREHOLDERS ……………………………………………………………... …………… 5
Section 2.01 PLACE OF MEETINGS…………………………………........................ 5
Section 2.02 ANNUAL MEETING……………………………………....................... 5
Section 2.03 SPECIAL MEETINGS………………………………………………….. 5
Section 2.04 NOTICE OF MEETINGS……………………………………………….. 5
Section 2.05 WAIVER OF NOTICE………………………………………………….. 6
Section 2.06 CLOSING OF TRANSFER BOOKS OR FIXING OF
RECORD DATE…………………………………………… …………… 6
Section 2.07 SHAREHOLDER LIST…………………………………………………. 6
Section 2.08 QUORUM OF SHAREHOLDERS AND VOTING REQUIREMENTS. 6
Section 2.09 VOTING OF SHARES…………………………………………………. 7
Section 2.10 PROXIES……………………………………………………………….. 7
Section 2.11 VOTING OF CERTAIN SHARES AND ACCEPTANCE OF VOTES.. 7
Section 2.12 ADJOURNMENTS……………………………………………………... 7
Section 2.13 ACTION WITHOUT A MEETING……………………………………. 8
Section 2.14 SHAREHOLDERS RIGHTS TO INSPECT CORPORATE RECORDS. 8
Section 2.15 VOTING FOR DIRECTORS…………………………………………… 8
Section 2.16 DISSENTERS RIGHTS………………………………………………… 8
ARTICLE III
THE BOARD OF DIRECTORS……………………………………………………………… 9
Section 3.01 EXERCISE OF CORPORATE POWER....…………..…………...…..... 9
Section 3.02 NUMBER AND QUALIFIACTIONS………………………………….. 9
Section 3.03 TERM…………………………………………………………………… 9
Section 3.04 ELECTIONS…………………………………………………………….. 9
Section 3.05 VACANCIES……………………………………………………………. 9
Section 3.06 RESIGNATION…………………………………………………………. 9
Section 3.07 PLACE OF MEETINGS………………………………………………… 9
Section 3.08 ANNUAL MEETINGS…………………………………………………. 9
Section 3.09 SPECIAL MEETINGS………………………………………………….. 10
Section 3.10 MEETINGS BY TELEPHONE CONFERENCE CALL……………….. 10
Section 3.11 NOTICE…………………………………………………………………. 10
Section 3.12 QUORUM & MANNER OF ACTING…………………………………. 10
Section 3.13 DIRECTOR ACTION WITHOUT A MEETING………………………. 10
Section 3.14 REMOVAL OF DIRECTORS………………………………………….. 11
Section 3:15 LOANS TO EMPLOYEES …………………………………………….. 11
Section 3.16 FEES AND COMPENSATION………………………………………… 11
Section 3.17 PRESUMPTION OF ASSENT………………………………………….. 11
Section 3.18 DIRECTOR COMMITTEES……………………………………………. 11
Section 3.19 CHAIRMAN…………………………………………………………….. 12
Section 3.20 RELATED PARTY TRANSACTIONS…………………………………. 12
Section 3:31 CONFLICTS OF INTEREST …………………………………………… 12

ARTICLE IV
OFFICERS……………………………………………………………………………………… 13
Section 4.01 OFFICERS………………………………………………………………. 13
Section 4.02 APPOINTMENT AND TERM OF OFFICE……………………………. 13
Section 4.03 REMOVAL AND VACANCIES………………………………………..
13
Section 4.04 CHIEF EXECUTIVE OFFICER………………………………………… 13
Section 4.05 THE PRESIDENT……………………………………………………….. 13
Section 4.06 THE VICE PRESIDENT………………………………………………… 14
Section 4.07 THE SECRETARY………………………………………………………. 14
Section 4.08 THE TREASURER………………………………………………………. 14
Section 4.09 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS……. 15
Section 4.10 SALARIES………………………………………………………………. 15
Section 4.11 TRANSFER OF AUTHORITY………………………………………….. 15
Section 4.12 RESIGNATION………………………………………………………….. 15
Section 4.13 SURETIES AND BONDS……………………………………………….. 15
ARTICLE V
LIABILITY AND INDEMNIFICATION…………………………………………………….. 15
Section 5.01 LIABILITY OF DIRECTORS…………………………………………... 16
Section 5:02 INDEMNIFICATION OF DIRECTORS………………………………... 16
Section 5:03 ADVANCE EXPENSES FOR DIRECTORS…………………………… 16
Section 5:03 INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES
WHO ARE NOT DIRECTORS………………………………………….. 16
ARTIVLE VI
SHARES, CERTIFICATE OF SHARES AND THEIR TRANSFER………………………. 16
Section 6:01 CONSIDERATION FOR SHARES……………………………………… 16
Section 6:02 PAYMENT FOR SHARES………………………………………………. 16
Section 6:03 CERTIFICATES REPRESENTING SHARES…………………………... 17
Section 6:04 LEGEND AS TO CLASS OR SERIES…………………………………... 17
Section 6:05 TRANSFER RECORDS………………………………………………….. 17
Section 6:06 TRANFER OF STOCK…………………………………………………... 18
Section 6:07 LOST, STOLEN, OR DESTROYED CERTIFICATES…………………. 18
Section 6:08 HOLDER…………………………………………………………………. 18
Section 6:09 SHARES WITHOUT CERTIFICATES…………………………………. 18
Section 6:10 RESTRICTIOINS ON TRANSFER OF SHARES PERMITTED……….. 18
Section 6:11 ACQUISITION OF SHARES……………………………………………. 19
Section 6:12 LEGEND REGARDING SHAREHOLDER AGREEMENT…………….. 19
ARTICLE VII
DISTRIBUTIONS……………………………………………………………………………….. 19
Section 7:01 DISTRIBUTIONS………………………………………………………… 19
ARTICLE VIII
CORPORATE SEAL……………………………………………………………………………. 19
Section 8:01 SEAL……………………………………………………………………… 19

ARTICLE IX
AMENDMENTS………………………………………………………………………………… 19
Section 9:01 AMENDMENTS…………………………………………………………. 19
Section 9:02 BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL
TO PROVISIONS OF LAW……………………………………………… 19
Section 9:03 BY LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH
PROVISIONS OF LAW…………………………………………………. 19
ARTICLE X
BOOKS AND RECORDS……………………………………………………………………… 20
Section 10:01 BOOKS AND RECORDS……………………………………………….. 20
Section 10:02 ……………………………………………………………………………. 20
ARTICLE XI
VOTING TRUST AGREEMENTS……………………………………………………………. 20
Section 11:01 VOTING TRUST AGREEMENTS………………………………………
2016
ARTICLE XII
SPECIAL CORPORATE ACTS………………………………………………………………. 20
Section 12:01 NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS………. 20
Section 12:02 SHARES OF OTHER CORPORATIONS……………………………….. 20
Section 12:03 DEPOSITS………………………………………………………………... 21
Section 12:04 WAIVER OF NOTICE…………………………………………………… 21

BY-LAWS
OF
MESA RESORT DEVELOPMENT CORPORATION
ARTICLE I
IDENTIFICATION
Section 1.01 NAME.
The name of the corporation is MESA
RESORT DEVELOPMENT CORPORATION.
Section 1.02 DESIGNATED OFFICE AND LOCATION. The
designated office of the Corporation is 3226 West Benders Landing
Blvd, Spring, Texas 77386-1890 USA. The Corporation may have such other offices, either within or without the State of Texas, as the
Board of Directors may designate or as the business of the
Corporation may require from time to time.
Section 1.03 REGISTERED OFFICE. The registered office of
the Corporation shall be located within the State of Texas and may be, but need not be, identical with the designated office. The address of the registered office may be changed from time to time.
Section 1.04 FISCAL YEAR. The fiscal year end of the
corporation shall be the end of the calendar year December 31 st
or
as set by the Board of Directors.
ARTICLE II
SHAREHOLDERS
Section 2.01 PLACE OF MEETINGS.
All meetings of the
Shareholders, annual or special, however called, shall be held at the designated office of the Corporation unless the President or
Board of Directors designates another place. The President or the
Board of Directors may designate any place for any meeting, either within or without the state of the designated office. .
Section 2.02 ANNUAL MEETING.
The annual meeting of the
Shareholders shall be held on the last Friday in June of each year, if this day is not a holiday, and if a holiday, then on the first following day that is not a legal holiday or at such other time on such other day within such month as shall be fixed by the Board of
Directors for the purpose of electing Directors and for the
transaction of such other business as may come before the meeting.
Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation or invalidate corporate action.

Section 2.03 SPECIAL MEETINGS. Special meetings of the
Shareholders for any purpose or purposes may be called by the
President, the Board of Directors, or by the president at the request of Shareholders holding not less than one-tenth of all outstanding votes of the Corporation entitled to be cast at the meeting on any issue.
Section 2.04 NOTICE OF MEETINGS. When required, written
notice stating the place, day, and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than three (3) nor more than fifty (50) days before the date of the meeting, either personally, by mail, receipted express mail or confirmed facsimile, by or at the direction of the President, or the Board of Directors to each registered holder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective at the earlier of (1) three (3) days after deposit in the United Sates mail, if mailed postpaid and correctly address to the address shown in the corporation’s current record of Shareholders, (2) on the date shown on the return receipt if sent by registered or certified or express mail or confirmed facsimile.
Section 2.05 WAIVER OF NOTICE. Any Shareholder may waive
notice of any meeting of Shareholders, (however called or noticed)
by signing a written waiver of notice of consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call, notice or consideration of a particular matter regardless of whether a waiver, consent or approval is signed or any objections are made unless the Shareholder at the beginning of the meeting objects to the holding of the meeting or objects to considering the matter when it is presented. All such waivers, consents or approvals shall be made a part of the minutes of the meeting.
Section 2.06 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD
DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any
adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated
period of at least three (3) but not to exceed, in any case fifty
(50) days.
Section 2.07 SHAREHOLDER LIST. A shareholder list must be
arranged by voting group and within each voting group by class or series of shares. The Shareholder list must be available for inspection by any Shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. Failure to comply with the
requirements of this section shall not affect the validity of any action taken at such meeting. The list shall be available at the corporation’s designated office or at a place identified in the meeting notice in the city where the meeting is to be held. A
Shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of #2.14 of Article II, to copy the list during regular business hours and at his expense, during the period it is available for inspection, the corporation shall maintain the Shareholder list in written form or in another form capable of conversion into written form within a reasonable time.
Section 2.08 QUORUM OF SHAREHOLDERS AND VOTING REQUIREMENTS.
A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.
If a quorum is present, except for election of Directors which shall be by plurality, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject shall be the act of the Shareholders, unless the vote of a greater number or voting by voting groups is required by the laws of this state or the Articles of Incorporation or these By-Laws.
The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment.
Section 2.09 VOTING OF SHARES. Each outstanding share
entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any voting group or groups are limited or denied by the Articles of Incorporation or state law.
2.09.1
The Shareholders, but only if specifically
authorized to do so by the Articles of
Incorporation, may adopt, amend, or delete a
By-law which fixes a “supermajority” quorum or
“supermajority” voting requirement.
2.09.2
The adoption or amendment of a By-law that
adds, changes or deletes a “supermajority”
quorum or voting requirement for Shareholders
must meet the same quorum requirement and be
adopted by the same vote and voting groups
required to take action under the quorum and
voting requirement then in effect or proposed
to be adopted, whichever is greater.

2.09.3
A By-law that fixes a supermajority quorum or
voting requirement for Shareholders may not be
adopted amended, or repealed by the Board of
Directors.
Section 2.10 PROXIES. A Shareholder may vote either in
person, or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless the proxy specifically provides otherwise. Any Shareholder giving a written consent or his transferee or personal
representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the
Secretary of the Corporation, but may not do so thereafter.
Section 2.11. VOTING OF CERTAIN SHARES AND ACCEPTANCE OF
VOTES. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe or in the absence of such proxies, as the
Board of Directors of such other corporation may determine.
Section 2.12 ADJOURNMENTS. Any Shareholders’ meeting,
whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, in the absence of a quorum no other business may be transacted at such meeting. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted other than by
announcement at the meeting at which such adjournment is taken.
Section 2.13 ACTION WITHOUT A MEETING. Any action which may
be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting which all shares entitled to vote thereon were present and voted. Unless the written consents of all
Shareholders entitled to vote have been obtained, notice of any
Shareholder approval without a meeting shall be given at least ten days before the consummation of the authorized by the approval to those Shareholders as required by the Texas Business Corporation
Act. Action taken under this section has the same effect as action taken at a meeting of Shareholders and may be so described in any document.
Section 2.14 SHAREHOLDER’S RIGHTS TO INSPECT CORPORATE
RECORDS.
(a) Inspection Rights of Records Required at Designated
Office. If a Shareholder or Director shall give the
corporation written notice of his demand at least one
business day before the date on which he wishes to
inspect and copy, a Shareholder (or his agent or
attorney) has the right to inspect and copy, during
regular business hours any of the following records, all
of which the corporation is required to keep at its
designated office:
Its articles or restated Articles of Incorporation and
all amendments to them currently in effect; its By-Laws
or restated By-Laws and all amendments to them currently
in effect; resolutions adopted by its Board of Directors
creating one or more classes or series of shares, and
fixing their relative rights, preferences, and
limitations, if shares issued pursuant to those
resolutions are outstanding; the minutes of all
Shareholders’ meetings, and records of all action taken
by Shareholders without a meeting, for the past three
years; written communications to Shareholders generally
within the past three years, including the financial
statement furnished for the past three years to the
Shareholders; a list of the names and business addresses
of its current Directors and officers; its most recent
annual report to the Secretary of State; and other
records as provided by State law.
(b) Copy Costs.
The right to copy records includes, if
reasonable, the right to receive copies made by
photographic, xerographic, or other means. The
corporation may impose a reasonable charge, covering the
costs of labor and material, for copies of any documents
provided to the Shareholder. Cost of copies shall not
exceed $.10 per page.
Section 2.15. VOTING FOR DIRECTORS. Unless otherwise
provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Section 2.16. DISSENTERS RITGHTS. Each Shareholder shall
have the right to dissent from any act or proceeding and obtain payment for his shares when so authorized by the Texas Business
Corporation Act, Articles of Incorporation, these By-Laws, or in a resolution of the Board of Directors.
ARTICLE III
THE BOARD OF DIRECTORS
Section 3.01 EXERCISE OF CORPORATE POWER. The business and
affairs of the Corporation shall be managed by the Board of
Directors. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the Shareholders.
Section 3.02 NUMBER AND QUALIFICATIONS. The Corporation
shall be managed by a Board of not less than two Directors, nor more than seven Directors. The number of directors may be changed from time to time by amendment of this section. Directors must be holders of at least one share of the corporation.
Section 3.03 TERM. The term of each director shall begin
immediately on his or her election and shall continue until the next annual meeting of the Shareholders or until removed. Each
Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. If his term expires he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of Directors.
Section 3.04 ELECTIONS. At each annual meeting the
Shareholders shall elect Directors, provided that if for any reason said annual meeting or an adjournment thereof is not held or the
Directors are not elected thereat, then the Directors may be elected at any special meeting of the Shareholders called and held for that purpose.
Section 3.05 VACANCIES. A vacancy or vacancies in the Board
of Directors shall exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the Shareholders fail, at any annual or special meeting or special meeting at which any Director is elected, to elect the full authorized number of Directors to be voted for at the meeting. Also, the Board of Directors may declare vacant the office of a Director if he is found to be of unsound mind by an order of a court of competent jurisdiction or convicted of a felony or misdemeanor involving moral turpitude or if, within sixty (60)
days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of

Directors. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining
Directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the
unexpired term of the predecessor in office and until his or her successor is elected and qualifies.
Section 3.06 RESIGNATION. Any Director may resign at any
time by giving written notice of the Corporation through the
President or the Registered Agent. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Corporation and the acceptance of such resignation shall not be necessary to make it effective.
Section 3.07 PLACE OF MEETINGS. Meetings of the Board of
Directors, annual, regular, or special, may be held either within or without this state.
Section 3.08. ANNUAL MEETINGS. The Board of Directors shall
meet each year immediately after the annual meeting of the
Shareholders, at the same place as the annual meeting of the
Shareholders, for the purpose of organization, election of
officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary other than this By-law. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such
resolution. If notice is given, such notice need not specify the purpose of the meeting.
Section 3.09. SPECIAL MEETINGS. Special meetings of the
Board of Directors may be called by or at the request of the
Chairman or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.
Section 3.10. MEETINGS BY TELEPHONE CONFERENCE CALL. Members
of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
Section 3.11. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his residence address, or by telegram, cable, or facsimile. If mailed, such notice shall be deemed to be delivered three days after depositing in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, cable, or confirmed facsimile such notice shall be deemed to be delivered when the telegram, cable, or facsimile is sent. The meeting shall be held at any place set forth in the notice. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a
Director attends a meeting for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of
Directors need be specified in the notice or waiver of notice of such meeting. Notice of any adjourned meeting shall not be
required to be given.
Section 3.12. QUORUM & MANNER OF ACTING. A majority of the
number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles require a greater number. If less than a majority is present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Each Director present shall have one vote; provided that in the event of a tie vote, Charles R. Shirley shall cast the deciding vote. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the
Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation, or the By-Laws.
Section 3.13. DIRECTOR ACTION WITHOUT A MEETING. Unless the
articles provide otherwise, any action that may be taken at a meeting of the Directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be with the same force and effect as if the same had been powered by unanimous vote at a duly called meeting of the Board of Directors. The consents shall be filed with the records of the Corporation. Action taken by consent is effective when the last Director signs the consent, unless the consent specifies a different effective date. A signed comment has the effect of a meeting vote and may be described as such in any document.
Section 3.14. REMOVAL OF DIRECTORS. The Shareholders may
remove one or more Directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause. If cumulative voting is not authorized, a Director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. Also, a Director can be removed according to a simple majority vote of the members of the Board of Directors.
Section 3.15. LOANS TO EMPLOYEES AND DIRECTORS. The
Corporation may lend money and use its credit to assist any
employees of the Corporation or of a subsidiary, including any such employee who is a Director of the Corporation, if the Board of
Directors decides that such loan or assistance may benefit the
Corporation. However, such loan shall require the unanimous
consent of the Directors.
Section 3.16. FEES AND COMPENSATION. Unless otherwise
provided in the articles, Directors and members of the committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. Such compensation so fixed shall be reported to the Shareholders. No such payment shall preclude any
Director from services in any other capacity and receiving
compensation therefore.
Section 3.17. PRESUMPTION OF ASSENT. A Director of the
Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the
Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the
Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.
Section 3.18. DIRECTOR COMMITTEES. The Board of Directors
may designate an executive committee or such other committees consisting of not less than two Directors; but the designation of such committee or committees and the delegation thereto of
authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The committee shall serve at the pleasure of the Board of
Directors.
(a) Selection of Members. The creation of committee and
appointments of members must be approved by the greater of (1) a majority of all Directors in office when the action is taken or (2)
the number of Directors required by the Articles of Incorporation to take such action.

(b) Required Procedures.
The sections of this Article,
which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of
Directors, apply to committees and their members.
(c) Authority.
Unless limited by the Articles of
Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the
committee. Provided, however, a committee may not:
Authorize distributions; approve or propose to
Shareholders action that the Texas Business Corporation Act
requires be approved by Shareholders, fill vacancies on the Board of Directors or on any of its committees; amend the Articles of
Incorporation pursuant to the authority of Directors; adopt, amend, or appeal By-Laws; approve a plan of merger not requiring
Shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of
Directors; or authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a
committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.
Section 3.19. CHAIRMAN. The Board of Directors shall appoint a member of the Board of Directors to serve as Chairman of the
Board at all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his or her absence, a Chairman chosen by the
Directors shall preside.
Section 3.20. RELATED PARTY TRANSACTIONS. No contract or
transaction between the Corporation, any person, firm, association or corporation shall be affected or invalidated by the fact that any one or more of the Directors of officers of the Corporation is or are directly or indirectly interested in such contract or transaction or is a Director, officer, Shareholders or member, or are Directors, officers, Shareholders or members of, or pecuniarily or otherwise interested in, such other firm, association or
corporation. Any and all Directors of the Corporation who are
Directors, officers or Shareholders or members or so interested in any such contract or transaction of the Corporation may be counted in determining the presence of a quorum and may vote at any
meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if they were not such officers, Directors, Shareholders,

or members of or interested in such other firm, association, or corporation, or were not so interested in such contract or
transaction. No ratification by Shareholders or otherwise of any such contract or transaction shall be necessary. Any Director or
Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested, and each and every person who may become a Director of the Corporation is hereby released from any liability that might otherwise result from contracting with the Corporation for the benefit of himself or of any firm, association, or Corporation in which he may be in any way interested and each and every person who may become a Director of the Corporation is hereby released from any liability that might otherwise result from contracting with the Corporation for the benefit of himself or of any firm, association, or Corporation in which he may be in any way interested.
ARTICLE IV
OFFICERS
Section 4.01. OFFICERS. The officers of the Corporation
shall be a president, a secretary and a treasurer, each of who shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including chief executive officer and any vice presidents, or a general manager may be appointed by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.
Section 4.02 APPOINTMENT AND TERM OF OFFICE. The officers
of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office at the will of the Board of
Directors.
Section 4.03. REMOVAL AND VACANCIES. Any officer of the
Corporation may be removed by the Board of Directors at any time with or without cause, whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy shall be filled by the Board of Directors. A vacancy shall not effect the corporate status of the Corporation nor invalidate corporate action.
Section 4.04. CHIEF EXECUTIVE OFFICER. Subject to the
control of the Board of Directors, the Chief Executive Officer
shall:

(a) be the Chief Executive Officer of the business and
affairs of the Corporation with over all control of the
operations, property, officers, agents and employees of
the Corporation;
(b) have power to call and preside at all meetings of
Shareholders, discharge all duties that devolve upon a
presiding officer, and perform such other duties as the
By-Laws provide or the Board of Directors may prescribe;
(c) have full authority to execute powers of attorney
appointing other corporations, partnerships, or
individuals the agent of the Corporation;
(d) affix the signatures of the Corporation to all contracts, deeds, conveyances, mortgage, leases, obligations, bonds,
certificates and other papers and instruments in writing
which have been authorized by the Board of Directors or
which, in the judgment of the Chief Executive Officer,
should be executed on behalf of the Corporation and do
not require such authorization.
Section 4.05. THE PRESIDENT. Subject to the control of the
Board of Directors, the President, under the direction of the Chief
Executive Officer shall:
(a)
have active executive management of the business
affairs and operations of the Corporation;
(b)
have authority to execute powers of attorney
appointing other corporations, partnerships, or
individuals the agent of the Corporation;
(c)
affix the signatures of the Corporation to all
contracts, deeds, conveyances, mortgage, leases,
obligations, bonds, certificates and other papers
and instruments in writing which have been
authorized by the Board of Directors or which, in
the judgment of the Chief Executive Officer, should
be executed on behalf of the Corporation and do not
require such authorization;
(d)
sign certificates for shares of stock of the
Corporation; and
(e)
under the direction and control of the Chief
Executive Officer, have general charge of the
property of the Corporation and to supervise and
control all officers, agents and employees of the
Corporation.
Section 4.06. THE VICE PRESIDENT. If appointed, in the
absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there by more than one vice president, the vice presidents in the order
designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the
president. (If there is no vice president, then the treasurer shall perform such duties of the president.) Any vice president may sign, with the secretary or an assistant secretary,
certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and
shall perform such other duties as from time to time may be
assigned to him by the president or the Board of Directors.
Section 4.07. THE SECRETARY. The Secretary shall:
(a) keep the minutes of the Shareholders’ and of the Board of
Directors’ meetings in one or more books provided for the
purpose;
(b) see that all notices are duly given in accordance with
the provisions of these By-Laws or as required by law;
(c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of which on behalf
of the Corporation under its seal is duly authorized;
(d) keep a register of the post office address of each
Shareholder which shall be furnished to the Secretary by
such Shareholder;
(e) sign with the President, or a Vice President,
certificates for shares of the Corporation, the issuance
of which shall have been authorized by resolution of the
Board of Directors;
(f) have general charge of the stock transfer books of the
Corporation; and
(g) in general perform all duties incident to the office of
Secretary and such other duties as from time to time may
be assigned to the Secretary by the President or by the
Board of Directors.
Section 4.08. THE TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into possession of the Corporation.
He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation. He shall furnish at
meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as the By-Laws may provide or the
President or the Board of Directors may prescribe or assign from time to time and in general perform all of the duties incident to the office of Treasurer.
Section 4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.
The Board of Directors may appoint assistant secretaries and assistant treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.
Section 4.10. SALARIES.
The salaries of the officers
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason that the officer is also a Director of the Corporation.
Section 4.11. TRANSFER OF AUTHORITY. In case of the absence
of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided that a majority of the full Board of Directors concurs and no president, vice president or any person acting in either capacity shall perform the duties of secretary.
Section 4.12. RESIGNATION. Any officer may resign at any
time by giving written notice of such resignation to the Board of
Directors, or to the President or the Secretary of the Corporation.
Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.
Section 4.13. SURETIES AND BONDS. In case the Board of
Directors shall so require, any officer, employee or agent of the
Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the
Corporation which may come into his hands unless such bond
requirement is driven by a prior or current act of negligence, misfeasance or malfeasance on the part of the person of whom the bond is required, the Corporation shall reimburse that person for his/her actual costs incurred to obtain the bond or surety.

ARTICLE V
LIABILITY AND INDEMNIFICATION
Section 5.01. LIABILITY OF DIRECTORS. The personal liability of any Director to the Corporation or its Shareholders is
eliminated to the fullest extent allowed under the provisions of
Texas Business Code, or similar provisions as amended and
supplemented from time to time.
Section 5.02 INDEMNIFICATION OF DIRECTORS. The Corporation
shall indemnify any Director made a part to a proceeding to the extent that such indemnification falls within the provisions of the
Texas Business Corporations Act.
(a) The Corporation shall not indemnify a Director:
(1) in connection with a proceeding by or in the name of
the Corporation in which the Director was adjudged
liable to the Corporation; or
(2) in connection with any other proceeding charging
improper personal benefit to him, whether or not
involving action in his official capacity, in which
he was adjudged liable on the basis that personal
benefit was improperly received by him.
Section 5.03. ADVANCE EXPENSES FOR DIRECTORS. If a
determination is made, following the procedures of the Texas
Business Corporation Act that the Director has met the following requirements; and if an authorization of payments is made, then unless otherwise provided in the Articles of Incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:
(1) The Director furnishes the corporation a written
affirmation of his good faith belief that he has met the
standard of conduct described above;
(2) The Director furnishes the corporation a written
undertaking, executed personally or on his behalf, to
repay the advance if it is ultimately determined that he
did not meet the standard of conduct (which undertaking
must be an unlimited general obligation of the Director
but not need not be secured and may be accepted without
reference to financial ability to make repayment); and
(3) A determination is made that the facts then known to
those making the determination would not preclude
indemnification under 5.02 of this Article or the
Business Corporation Act of the State of Texas.

Section 5.04. INDEMNIFICATION OF OFFICERS, AGENTS, AND
EMPLOYEES WHO ARE NOT DIRECTORS. Unless otherwise provided in the
Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officers, employee, or agent of the
Corporation, who is not a Director of the Corporation, to any
extent consistent with public policy, and the Texas Business
Corporation Act as determined by the general or specific action of the Board of Directors.
ARTICLE VI
SHARES, CERTIFICATE OF SHARES AND THEIR TRANSFER
Section 6.01. CONSIDERATION FOR SHARES. Shares having par
value may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value may be issued for such consideration expressed in dollars as may be fixed from time to tie by the Board of Directors.
Section 6.02. PAYMENT FOR SHARES. The consideration for the
issuance of shares may be paid, in whole or in part, consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or amounts for services to be performed or other securities of the
Corporation. The terms of payment shall be set forth in writing.
When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be
conclusive as to whether the shares are validly issued, fully paid and nonassessable. No certificate shall be issued for any share until the share is fully paid and none shall be issued on the basis of future performance of services.
Section 6.03. CERTIFICATES REPRESENTING SHARES. Shares may,
but need not be, represented by certificates of the Corporation. A certificate shall be in such form as shall be determined by the
Directors of the Corporation. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors and sealed with the Seal of the Corporation. All certificates for shares shall be
consecutively numbered or otherwise identified. Each share
certificate must state on its face:
(a) the name of the issuing corporation and that it is
organized under the laws of the State of Texas;
(b) the name of the person to whom the certificate is issued;
and

(c) the number and class of shares and the designation of the series, if any, the certificate represents.
Section 6.04. LEGEND AS TO CLASS OR SERIES. If the
Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and
limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state
conspicuously on its front or back that the Corporation will furnish the Shareholder this information on request in writing and without charge.
Section 6.05. TRANSFER RECORDS. The Secretary, or if the
Corporation engages an agent, the registrar or transfer agent, shall maintain records containing the name, address taxpayer identification number of each Shareholder plus the certificate number, date of issue and shares represented by each certificate held by each Shareholder.
Section 6.06. TRANSFER OF STOCK. All certificates
surrendered to the Corporation for transfer shall be canceled and no new certificate issued in connection therewith unless all of the following are satisfied:
(a) The surrendered certificate is properly endorsed by the
registered holder or his duly authorized attorney;
(b) The endorsement or endorsements required as aforesaid
shall be guaranteed or notarized unless the Secretary
waives this requirement;
(c) The Corporation has no notice of any adverse claims or
has discharged any duty to inquire into any such claims;
(d) Any applicable law relating to the collection of taxes
imposed on or in connection with shares has been
satisfied;
(e) The person in whose name shares stand on the book of the
Corporation shall be deemed by the Corporation to be the
owner thereof for all purposes.
Section 6.07. LOST, STOLEN, OR DESTROYED CERTIFICATES. The
Corporation shall issue a new stock certificate in the place of any certificate theretofore issued where the holder of record of the certificate;

(a) Makes proof in affidavit form that it has been lost,
destroyed, or wrongfully taken;
(b) Requests the issuance of a new certificate before the
Corporation has notice that the certificate has been
acquired by a purchaser for value in good faith and
without notice of any adverse claim;
(c) Gives a bond in such form, and with such surety or
sureties, with fixed or open penalty, as the Corporation
may direct, to indemnify the Corporation against any
claim that may be made on account of the alleged loss,
destruction, or theft of the certificates; and
(d) Satisfies any other reasonable requirements imposed by
the Corporation not inconsistent with applicable law.
When a certificate has been lost, apparently destroyed, or
wrongfully taken and the holder of record fails to notify the
Corporation within a reasonable time after he had notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.
Section 6.08. HOLDER. The Corporation shall be entitled to
treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.
Section 6.09. SHARES WITHOUT CERTIFICATES.
(a) Issuing Shares Without Certificates. Unless the Articles
of Incorporation provide otherwise, the Board of
Directors may authorize the issue of some or all the
shares of any or all of its classes, or series without
certificates. The authorization does not affect shares
already represented by certificates until they are
surrendered to the Corporation.
(b) Information Statement Required. Within reasonable time
after the issue or transfer of the shares without
certificates, the Corporation shall send the Shareholder
a written statement containing at minimum; The name of
the issuing corporation and that it is organized under
the laws of this State; the name of the person to whom
issued; and the number and class of shares and the
designation of the series, if any, of the issued shares.
Section 6.10. RESTRICTIONS ON TRANSFER OF SHARES PERMITTED.
The Board of Directors (or Shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.
Section 6.11. ACQUISITION OF SHARES. The Corporation may
acquire its own shares and unless otherwise provided in the
Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.
Section 6.12. LEGEND REGARDING SHAREHOLDER AGREEMENT. Each
share issued by the Corporation shall have clearly stamped or written on its face that the transfer of those shares are
restricted by the terms of a Shareholder Agreement, unless a valid exemption is identified.
ARTICLE VII
DISTRIBUTIONS
Section 7.01. DISTRIBUTIONS.
The Board of Directors may
authorize, and the Corporation may make, distributions (including dividends on it outstanding shares) in the manner and upon the terms and conditions provided by law.
ARTICLE VIII
CORPORATE SEAL
Section 8.01. SEAL. The Board of Directors may provide a
corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation,
Texas as the state of incorporation, and the words “Corporate Seal”
and conditions provided by law.
ARTICLE IX
AMENDMENTS
Section 9.01. AMENDMENTS. The Corporation’s Board of
Directors may amend or repeal the Corporation’s By-Laws unless the
Shareholders in adopting, amending, or repealing a particular By-
law provided expressly that the Board of Directors may not amend or repeal that By-law; the Corporation’s Shareholders may amend or repeal the Corporation’s By-laws even though the By-laws may also be amended or repealed by its Board of Directors.
Section 9.02. BY-LAW PROVISIONS ADDITIONAL AND SUPLEMENTAL
WITH PROVISIONS OF LAW. All restrictions, limitations,
requirements and other provisions of these By-Laws shall be

construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
Section 9.03. BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT
WITH PROVISIONS OF LAW. Any article, section, subsection,
subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided herein, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or
applicability of any other portions of these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE X
BOOKS AND RECORDS
Section 10.01. BOOKS AND RECORDS. The Corporation shall keep at its registered office the following books and records of account and minutes of the proceedings of its Shareholders and Directors:
its books and records of account; Its minutes of all meetings of the Shareholders and Board of Directors; a record of all actions taken by the Shareholders or Board of Directors without a meeting and actions taken by a committee of the Board of Directors; copies of its Articles of Incorporation and By-Laws as originally executed and adopted together with all subsequent amendments thereto; and
its records of Shareholders which shall give their names and addresses and the number and class of the shares held by each.
Section 10.02. FINANCIAL STATEMENTS. Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to such Shareholder its most recent annual or quarterly financial statements unless the Shareholder has already received the same.
Neither the Corporation nor any Director, Officer, employee or agent of the Corporation shall be liable to the Shareholder or anyone to whom the Shareholder discloses the financial statement or any information contained therein for any error or omission therein whether caused without fault, or by negligence, unless
(1) the error or omission is material,
(2) the Director, Officer, employee or agent in question knew of the error or omission and intended for the Shareholder
or other person to rely thereon to his detriment,
(3) the Shareholder or other persons did reasonably rely
thereon, and, in addition,
(4) he is otherwise liable under the applicable law.
ARTICLE XI
VOTING TRUST AGREEMENTS
Section 12.01. NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS.
All checks, drafts, demands for money and notes of the Corporation, and all written contracts of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of
Directors may from time to time by resolution designate. No
officer, agent or employee of the Corporation shall have power to bind the Corporation by contract or otherwise unless authorized to do by these By-Laws or by the Board of Directors and such authority may be general or confined to specific instances.
Section 12.02. SHARES OF OTHER CORPORATIONS. Whenever the
Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such Shareholder (including the attendance, acting and voting at Shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any
Vice President, or such other person as the Board of Directors may authorize.
Section 12.03. DEPOSITS. All funds of the Corporation not
otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.
Section 12.04. WAIVER OF NOTICE. Whenever any notice is
required to be give to any member or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after time stated therein, shall be deemed equivalent to the giving of such notice.
CERTIFICATE
That the undersigned do hereby certify that the undersigned
are the directors and the Secretary of MESA RESORT DEVELOPMENT
CORPORATION, a Corporation duly organized and existing under and by virtue of the laws of the State of Texas; that the above and foregoing By-Laws of said Corporation were duly and regularly adopted as such by the Board of Directors of said Corporation a meeting of said Board and that the above and foregoing By-Laws are now in full force and effect.
Dated the 30th day of March, 2006.
Charles R. Shirley, J.D., Chief Executive Officer/Chairman
Brian R. Collins, Secretary/Director